UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 25, 2009
COINSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1800 – 114th Avenue SE
BELLEVUE, WA 98004

(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (425) 943-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On August 25, 2009, Redbox Automated Retail, LLC (“Redbox”), a wholly-owned subsidiary of Coinstar, Inc. (“Coinstar”), entered into a revenue sharing license agreement (the “Agreement”) with Paramount Home Entertainment Inc. (“Paramount”) that runs from August 25, 2009, through December 31, 2009 (the “Initial Term”). Prior to December 15, 2009, Paramount has the unilateral right to extend the term of the Agreement to December 31, 2014 (the “Extended Term”). However, if Paramount does agree to the Extended Term, at Paramount’s discretion, the Agreement may be terminated earlier on December 31, 2011. Redbox estimates that it would pay Paramount approximately $575 million during the Initial Term and the Extended Term. Coinstar has guaranteed up to $25 million of Redbox’s liability under the Agreement.
Under the Agreement, Redbox agrees to license minimum quantities of theatrical and direct-to-video DVDs for rental at each of the more than 15,000 locations that have a Redbox DVD-rental kiosk owned and/or operated by Redbox in the United States. The DVDs licensed and purchased from Paramount are expected to represent approximately 18.5% percent of the total DVDs licensed and purchased by Redbox for 2009. Under the Agreement, Redbox should receive delivery of the DVDs by the “street date,” the first date on which the titles are available to the general public for home entertainment purposes, whether on a rental or sell-through basis.
Certain statements in the foregoing paragraphs are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate” and “expect,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Redbox’s relationship with Paramount relating to among other things, a DVD revenue sharing licensing arrangement. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Redbox or Paramount, including those beyond our or Redbox’s control. Such risks and uncertainties include, but are not limited to, the failure to extend the term, the early termination or the renegotiation on materially adverse terms, of the Agreement, and failure to abide by the terms and requirements of the Agreement. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, including our relationship with Paramount, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, as well as other filings. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date hereof. Coinstar, Inc. undertakes no obligation to update the information provided herein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.
	By:	/s/ Donald R. Rench
Date: August 25, 2009		Donald R. Rench
General Counsel and Corporate Secretary

3